UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 21, 2005

                             WASTE CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                           COMMISSION FILE NO. 1-31507


                                   94-3283464
                      (I.R.S. Employer Identification No.)


                35 Iron Point Circle, Suite 200, Folsom, CA 95630
                    (Address of principal executive offices)

                                 (916) 608-8200
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

     On February 21, 2005, Waste Connections, Inc. approved the Compensation Plan for Independent Directors ("Compensation Plan") which will become effective March 1, 2005. The Compensation Plan applies only to independent directors. The Compensation Plan details the cash compensation that each director is entitled to including cash compensation in the form of a basic monthly retainer of $1,625 and cash compensation of $4,500 for each meeting attended in person by a director. In addition, the chair of the audit committee shall receive an additional retainer of $500 per month, and the chair of the compensation committee and the nominating and corporate governance committee shall receive an additional retainer of $125 per month. Under the Compensation Plan, the independent directors also will receive an annual grant of stock options to purchase up to 30,000 shares of the Company's common stock at fair market value on the date of grant. Restricted stock or restricted stock units may be granted in place of stock options.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     WASTE CONNECTIONS, INC.
                                                     (Registrant)

                                                     BY: /s/ Worthing F. Jackman
                                                        ------------------------
Date: February 24, 2005
                                                         Worthing F. Jackman,
                                                         Chief Financial Officer